Exhibit 99.1

April 25, 2005

CONTACTS:

Investor Relations — Brenda J. Peters

Phone:

713/759-3954

Toll Free:

800/659-0059

Media Relations — Kathleen A. Sauvé

Phone:

713/759-3635

TEPPCO PARTNERS, L.P. REPORTS RECORD FIRST QUARTER RESULTS

HOUSTON — TEPPCO Partners, L.P. (NYSE:TPP) today reported net income for first quarter 2005 of $48.6 million, or $0.55 per unit, compared with net income of $40.4 million, or $0.46 per unit for first quarter 2004. EBITDA (earnings before interest, taxes, depreciation and amortization) was $99.4 million for first quarter 2005, compared with $92.8 million for first quarter 2004.

“We are pleased with our record EBITDA and net income performance in first quarter 2005, with increases of 7 percent and 20 percent, respectively, over first quarter 2004,” said Barry R. Pearl, president and chief executive officer of the general partner of TEPPCO.

“Our downstream segment had a strong quarter, primarily due to increased refined products and propane deliveries and lower operating expenses. Our midstream segment results benefited from increased gas gathering volumes, due to higher production and capacity expansions on the Jonah system and new supply connections on the Val Verde system. Our upstream segment results were modestly below our expectations, primarily due to decreased marketing margins,” continued Pearl.

“Based on our strong overall first quarter performance, previously announced acquisitions in our upstream segment and outlook for the remainder of the year, we are revising our EBITDA and earnings per unit ranges for 2005 to $375 million to $395 million and $1.90 to $2.15 per unit, respectively,” added Pearl.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream Segment

The upstream segment includes crude oil transportation, storage, gathering and marketing activities; and distribution of lubrication oils and specialty chemicals.

Operating income for the upstream segment was $5.5 million for first quarter 2005, compared with $10 million for first quarter 2004. The decrease resulted primarily from a $2.2 million decrease in marketing margins, a $1.4 million decrease related to favorable settlements of inventory imbalances in first quarter 2004 and a $1.1 million increase in operating expenses due to higher labor, benefits and supplies expenses, partially offset by lower environmental remediation expense.

Equity earnings from the investment in Seaway Crude Pipeline were $6.1 million for first quarter 2005, compared with $6.9 million for first quarter 2004. The decrease in equity earnings was primarily due to $1.1 million received in first quarter 2004 related to favorable crude oil inventory settlements, partially offset by increased long-haul volumes. Long-haul volumes on Seaway averaged 248,000 barrels per day in the 2005 quarter, compared with 232,000 barrels per day in the 2004 quarter.

Midstream Segment

The midstream segment includes natural gas gathering services, and storage, transportation and fractionation of natural gas liquids (NGLs).

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Operating income for the midstream segment was $25.4 million for first quarter 2005, compared with $18.2 million for first quarter 2004. The increase was primarily due to increased gathering volumes on the Jonah system attributable to increased system capacity and production, higher margins on condensate sales from Jonah’s Pioneer Plant, lower amortization expense as a result of increased production estimates on Jonah, which extended the useful lives of the intangible assets, and lower gas settlement expenses on Val Verde.

Downstream Segment

The downstream segment includes the transportation and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream operating income was $31.5 million for first quarter 2005, compared with $25.7 million for first quarter 2004. The increase was primarily due to increased refined products demand, increased propane deliveries and lower pipeline integrity management expense. These increases to operating income were partially offset by decreased propane inventory fees, increased environmental expense, increased lease expense on Centennial Pipeline and increased labor and benefits expenses.

Equity earnings from Mont Belvieu Storage Partners, L.P. totaled $2.6 million for both first quarter 2005 and 2004. Increased storage revenues were offset by increased depreciation and amortization expense during first quarter 2005, due to the acquisition of storage assets in April 2004.

Equity loss from Centennial Pipeline totaled $3.5 million for first quarter 2005, compared to a loss of $3.9 million in the prior year quarter. The decreased equity loss was primarily due to higher transportation revenues and volumes, partially offset by higher transmix differentials during first quarter 2005.

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INTEREST EXPENSE

First quarter 2005 interest expense — net was $19.3 million, including capitalized interest of $1.1 million. Interest expense — net was $19.6 million for first quarter 2004, including capitalized interest of $0.9 million. The decrease in interest expense resulted from a lower percentage of fixed rate debt, which carried a higher rate of interest than current floating interest rates, partially offset by higher outstanding balances on our revolving credit facility.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense — net, depreciation and amortization, and a pro rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA as a supplemental disclosure because we believe EBITDA is used by our investors as a supplemental financial measure in the evaluation of our business. A reconciliation of EBITDA to net income is provided in the Financial Highlights table.

We believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. EBITDA should not be considered as an alternative to net income, as an indicator of our operating performance or as a measure of liquidity, including as an alternative to cash flows from operating activities or other cash flow data calculated in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of other entities because other entities may not calculate EBITDA in the same manner as we do.

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Information in the accompanying Operating Data table includes margin of the upstream segment, which may be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil. We believe margin is a more meaningful measure of financial performance than operating revenues and operating expenses due to the significant fluctuations in revenues and expenses caused by variations in the level of marketing activity and prices for products marketed. A reconciliation of margin to operating revenues and operating expenses is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CT on Tuesday, April 26, 2005. Interested parties may listen live over the Internet or via telephone by dialing 800/967-7135, confirmation code 1847673. Please call in five to 10 minutes prior to the scheduled start time.

An audio replay of the conference call will also be available for seven days by dialing 888/203-1112, confirmation code 1847673. A replay and transcript will also be available by accessing the company’s Web site at www.teppco.com.

TEPPCO Partners, L.P. is a publicly traded master limited partnership, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and owns 50-percent interests in Seaway Crude Pipeline Company, Centennial Pipeline LLC and Mont Belvieu Storage Partners, L.P., and an undivided ownership interest in the Basin

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Pipeline. Texas Eastern Products Pipeline Company, LLC, a wholly owned subsidiary of Enterprise GP Holdings L.P., is the general partner of TEPPCO Partners, L.P.  For more information, visit TEPPCO’s Web site at www.teppco.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission.

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TEPPCO Partners, L. P.

FINANCIAL HIGHLIGHTS

(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended March 31,
	2005	2004
Operating Revenues:
Sales of petroleum products	$1,387.2	$1,182.1
Transportation—Refined Products	35.0	31.0
Transportation—LPGs	32.2	28.8
Transportation—Crude oil	9.2	9.7
Transportation—NGLs	10.2	10.0
Gathering—Natural Gas	36.6	34.5
Other	16.3	22.0

Total Operating Revenues	1,526.7	1,318.1

Costs and Expenses:
Purchases of petroleum products	1,372.5	1,167.3
Operating expenses—general and administrative	56.1	57.9
Operating fuel and power	10.4	11.3
Depreciation and amortization	25.8	27.8
Gains on sales of assets	(0.5)	(0.1)

Total Costs and Expenses	1,464.3	1,264.2

Operating Income	62.4	53.9

Interest expense - net	(19.3)	(19.6)
Equity earnings (1)	5.2	5.6
Other income—net	0.3	0.5

Net Income	$48.6	$40.4

Net Income Allocation:
Limited Partner Unitholders	$34.6	$28.8
General Partner	14.0	11.6

Total Net Income Allocated	$48.6	$40.4

Basic Net Income Per Limited Partner Unit	$0.55	$0.46

Weighted Average Number of Limited Partner Units	63.0	63.0

(1) EBITDA
Net Income	$48.6	$40.4
Interest expense—net	19.3	19.6
Depreciation and amortization (D&A)	25.8	27.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	5.7	5.0
Total EBITDA	$99.4	$92.8

TEPPCO Partners, L.P.

BUSINESS SEGMENT DATA

(Unaudited - In Millions)

Three Months Ended March 31, 2005	Downstream	Midstream	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$78.2	$53.0	$1,396.8	$(1.3)	$1,526.7
Purchases of petroleum products	—	1.4	1,372.4	(1.3)	1,372.5
Operating expenses	37.2	13.9	15.4	—	66.5
Depreciation and amortization (D&A)	9.6	12.7	3.5	—	25.8
Gains on sales of assets	(0.1)	(0.4)	—	—	(0.5)
Operating Income	31.5	25.4	5.5	—	62.4
Equity (loss) earnings	(0.9)	—	6.1	—	5.2
Other—net	0.2	—	0.1	—	0.3
Income before interest	$30.8	$25.4	$11.7	$—	$67.9
Depreciation and amortization	9.6	12.7	3.5	—	25.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	4.1	—	1.6	—	5.7
Total EBITDA	$44.5	$38.1	$16.8	$—	$99.4
Depreciation and amortization					(25.8)
Interest expense—net					(19.3)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(5.7)
Net Income					$48.6

Three Months Ended March 31, 2004	Downstream	Midstream	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$74.8	$50.2	$1,194.5	$(1.4)	$1,318.1
Purchases of petroleum products	—	1.3	1,167.4	(1.4)	1,167.3
Operating expenses	40.0	15.0	14.2	—	69.2
Depreciation and amortization	9.1	15.7	3.0	—	27.8
Gain on sale of assets	—	—	(0.1)	—	(0.1)
Operating Income	25.7	18.2	10.0	—	53.9
Equity (loss) earnings	(1.3)	—	6.9	—	5.6
Other—net	0.3	0.1	0.1	—	0.5
Income before interest	$24.7	$18.3	$17.0	$—	$60.0
Depreciation and amortization	9.1	15.7	3.0	—	27.8
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A	3.4	—	1.6	—	5.0
Total EBITDA	$37.2	$34.0	$21.6	$—	$92.8
Depreciation and amortization					(27.8)
Interest expense - net					(19.6)
TEPPCO’s pro-rata percentage of joint venture interest expense and D&A					(5.0)
Net Income					$40.4

TEPPCO Partners, L. P.

Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Three Months Ended March 31,
	2005	2004
Cash Flows from Operating Activities
Net income	$48.6	$40.4
Gains on sales of assets	(0.5)	(0.1)
Depreciation, working capital and other	(32.3)	2.9

Net Cash Provided by Operating Activities	15.8	43.2

Cash Flows from Investing Activities:
Proceeds from asset sales	0.5	—
Acquisition of assets	(7.1)	(1.0)
Investments in Centennial Pipeline LLC	—	(1.0)
Capital expenditures (1)	(27.5)	(26.9)

Net Cash Used in Investing Activities	(34.1)	(28.9)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	138.7	60.0
Repayments on revolving credit facilities	(59.7)	(43.5)
Distributions paid	(58.7)	(57.1)

Net Cash Provided by (Used in) Financing Activities	20.3	(40.6)

Net Increase (Decrease) in Cash and Cash Equivalents	2.0	(26.3)
Cash and Cash Equivalents—beginning of period	16.4	29.5

Cash and Cash Equivalents—end of period	$18.4	$3.2

Supplemental Information:
Non-cash investing activities:
Interest paid (net of capitalized interest)	$36.8	$37.9

(1)         Includes capital expenditures for maintaining existing operations of $7.8 million in 2005, and $10.9 million in 2004.

TEPPCO Partners, L. P.

Condensed Balance Sheets (Unaudited)

(In Millions)

	March 31, 2005	December 31, 2004
Assets
Current assets
Cash and cash equivalents	$18.4	$16.4
Other	586.8	628.2

Total current assets	605.2	644.6

Property, plant and equipment—net	1,713.3	1,703.7
Intangible assets (1)	400.3	407.4
Equity investments	376.0	373.7
Other assets	64.8	68.3

Total assets	$3,159.6	$3,197.7

Liabilities and Partners’ Capital

Total current liabilities	$578.8	$682.4

Senior Notes (2)	1,123.4	1,127.2
Other long-term debt	432.0	353.0
Other non-current liabilities	14.0	13.7
Partners’ capital
General partner’s interest (3)	(35.9)	(33.0)
Limited partners’ interests	1,047.3	1,054.4

Total partners’ capital	1,011.4	1,021.4

Total liabilities and partners’ capital	$3,159.6	$3,197.7

(1)    Includes the value of long-term service agreements between TEPPCO and its customers.

(2)    Includes $36.1 million and $40.0 million at Mar. 31, 2005, and Dec. 31, 2004, respectively related to fair value hedges.

(3)    Amount does not represent a commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.

OPERATING DATA

(Unaudited - In Millions, Except as Noted)

	Three Months Ended March 31,
	2005	2004
Downstream Segment:
Barrels Delivered
Refined Products	38.6	32.5
LPGs	14.8	13.2
Total	53.4	45.7
Average Tariff Per Barrel
Refined Products	$0.91	$0.95
LPGs	2.18	2.18
Average System Tariff Per Barrel	$1.26	$1.31

Upstream Segment:
Margins:
Crude oil transportation	$14.2	$13.1
Crude oil marketing	3.5	5.7
Crude oil terminaling	2.4	2.7
LSI	1.8	1.5
Total Margin	$21.9	$23.0
Reconciliation of Margin to Operating Revenue and Operating Expenses:
Sales of petroleum products	$1,385.1	$1,180.7
Transportation—Crude oil	9.2	9.7
Purchases of petroleum products	(1,372.4)	(1,167.4)
Total Margin	$21.9	$23.0
Total barrels
Crude oil transportation	23.8	26.2
Crude oil marketing	44.3	45.7
Crude oil terminaling	27.1	33.1
Lubrication oil volume (total gallons):	4.2	3.5
Margin per barrel:
Crude oil transportation	$0.597	$0.501
Crude oil marketing	0.078	0.125
Crude oil terminaling	0.088	0.082
Lubrication oil margin (per gallon):	$0.421	$0.430

Midstream Segment:
Gathering—Natural Gas—Jonah
Bcf	97.4	83.9
Btu (in trillions)	107.3	92.9
Average fee per MMBtu	$0.189	$0.198
Gathering—Natural Gas—Val Verde
Bcf	41.7	35.5
Btu (in trillions)	36.6	29.8
Average fee per MMBtu	$0.445	$0.541
Transportation—NGLs
Total barrels	13.8	14.7
Margin per barrel	$0.739	$0.682
Fractionation—NGLs
Total barrels	1.1	1.1
Margin per barrel	$1.647	$1.689
Sales—Condensate
Total barrels (thousands)	27.9	41.8
Margin per barrel	$48.11	$33.51

TEPPCO Partners, L.P.

Earnings Estimate 2005

Net Income	$170 million - $190 million

Basic Net Income Per Limited Partner Unit	$1.90 - $2.15

Interest Expense, net	$80 million

Depreciation and Amortization Expense (D&A)	$102 million

TEPPCO’s Pro-rata Percentage of Joint Venture Interest Expense and D&A	$23 million

EBITDA	$375 million - $395 million